Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for State Street Bank and Trust Company

Country	Subcustodian Name	City	Postal Code
Argentina	Citibank, N.A.	Buenos Aires	1036
Australia	The Hongkong and Shanghai Banking Corporation Limited	Sydney	2000
Australia	Citigroup Pty. Limited	Melbourne	3000
Austria	UniCredit Bank Austria AG	Vienna	A-1090
Bahrain	HSBC Bank Middle East Limited	Kingdom of Bahrain	428
Bangladesh	Standard Chartered Bank	Dhaka	1212
Belgium	Deutsche Bank AG, Netherlands	Amsterdam, Netherlands	1101
Benin	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Bermuda	HSBC Bank Bermuda Limited	Hamilton	HM06
Bosnia and Herzegovina (Federation of)	UniCredit Bank d.d.	Sarajevo	71 000
Botswana	Standard Chartered Bank Botswana Limited	Gaborone	Postal codes are not used in Botswana
Brazil	Citibank, N.A.	São Paulo	SP 01311-20
Bulgaria	ING Bank N.V.	Sofia	1404
Bulgaria	UniCredit Bulbank AD	Sofia	1000
Burkina Faso	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Canada	State Street Trust Company Canada	Toronto	M5V 3L3
Chile	Banco Itaú Chile	Santiago	Postal codes are not used in Chile
People's Republic of China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited	Pudong Shanghai	200120
People's Republic of China (Shanghai and Shenzhen)	China Construction Bank Corporation (A shares only)	Beijing	100032-33
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Bogotá	Postal codes are not used in Colombia
Costa Rica	Banco BCT S.A.	San José	Postal codes are not used in Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Zagreb	10000
Croatia	Zagrebacka Banka d.d.	Zagreb	10000
Cyprus	BNP Paribas Securities Services, S.C.A	Athens	11528
Czech Republic	Ceskoslovenská obchodni banka, a.s.	Prague	150 57
Czech Republic	UniCredit Bank Czech Republic, a.s.	Praha	140 92
Denmark	Skandinaviska Enskilda Banken AB (publ)	Copenhagen	1577
Ecuador	Banco de la Producción S.A. PRODUBANCO	Quito	Postal codes are not used in Ecuador
Egypt	HSBC Bank Egypt S.A.E.	Cairo	Postal codes are not used in Egypt
Estonia	AS SEB Pank	Tallinn	15010
Finland	Skandinaviska Enskilda Banken AB (publ)	Helsinki	SF-00101
France	Deutsche Bank AG	Amsterdam, Netherlands	1101
Republic of Georgia	JSC Bank of Georgia	Tbilisi	0160
Germany	Deutsche Bank AG	Eschborn	D-65760
Ghana	Standard Chartered Bank Ghana Limited	Accra	Postal codes are not used in Ghana
Greece	BNP Paribas Securities Services, S.C.A	Athens	115 28
Guinea-Bissau	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	Kwun Tong	Postal codes are not used in Hong Kong
Hungary	UniCredit Bank Hungary Zrt.	Budapest	H-1054
Iceland	Landsbankinn hf.	Reykjavik	155
India	Deutsche Bank AG	Mumbai	400 063
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai	400 057
Indonesia	Deutsche Bank AG	Jakarta	10310
Ireland	State Street Bank and Trust Company, United Kingdom Branch	Edinburgh	EH5 2AW
Israel	Bank Hapoalim B.M.	Tel Aviv	61000
Italy	Deutsche Bank S.p.A.	Milan	20124
Ivory Coast	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Japan	Mizuho Corporate Bank Limited	Tokyo	104-0052
Japan	The Hongkong and Shanghai Banking Corporation Limited	Tokyo	103-0027
Jordan	HSBC Bank Middle East Limited	Amman	11190
Kazakhstan	SB HSBC Bank Kazakhstan JSC	Almaty	480021
Kenya	Standard Chartered Bank Kenya Limited	Nairobi	00100 GPO
Republic of Korea	Deutsche Bank AG	Seoul	100-752
Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	Seoul	100-161
Kuwait	HSBC Bank Middle East Limited	Safat	13017
Latvia	AS SEB Banka	Riga raj	LV-1076
Lebanon	HSBC Bank Middle East Limited	Beirut	1107 2080
Lithuania	AB SEB Bankas	Vilnius	LT 2600
Malaysia	Standard Chartered Bank Malaysia Berhad	Kuala Lumpur	50250
Mali	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Malta	The Hongkong and Shanghai Banking Corporation Limited	Qormi	QRM 3101
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Ebene	Postal codes are not used in Mauritius
Mexico	Banco Nacional de México S.A.	Santa Fe	01210
Morocco	Citibank Maghreb	Casablanca	20190
Namibia	Standard Bank Namibia Limited	Windhoek	Postal codes are not used in Namibia
Netherlands	Deutsche Bank AG	Amsterdam	1101
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Auckland	1010
Niger	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Nigeria	Stanbic IBTC Bank Plc.	Victoria Island, Lagos	101007
Norway	Skandinaviska Enskilda Banken AB (publ)	Oslo	NO-0123
Oman	HSBC Bank Oman S.A.O.G.	Seeb	PC 111
Pakistan	Deutsche Bank AG	Karachi	74000
Palestine	HSBC Bank Middle East Limited	Ramallah, West Bank	2119
Peru	Citibank del Péru, S.A.	Lima	27
Philippines	Deutsche Bank AG	Makati City	1226
Poland	Bank Handlowy w Warszawie S.A.	Warsaw	00-249
Portugal	Deutsche Bank AG, Netherlands	Amsterdam, Netherlands	1101 HE
Portugal	BNP Paribas Securities Services, S.C.A	Paris, France	Lt 1.18.01
Puerto Rico	Citibank, N.A.	San Juan	00926
Qatar	HSBC Bank Middle East Limited	Doha	Postal codes are not used in Qatar
Romania	ING Bank N.V.	Bucharest	011745
Russia	ING Bank (Eurasia) ZAO	Moscow	127473
Saudi Arabia	HSBC Saudi Arabia Limited	Riyadh	11413
Senegal	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Serbia	UniCredit Bank Serbia JSC	Belgrade	RS - 11070
Singapore	Citibank N.A.	Singapore	486026
Singapore	United Overseas Bank Limited	Singapore	069544
Slovak Republic	Ceskoslovenská obchodna banka, a.s.	Bratislava	815 63
Slovak Republic	UniCredit Bank Slovakia a.s.	Bratislava	SK-831 01
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	1000
South Africa	FirstRand Bank Limited	Johannesburg	2001
South Africa	Standard Bank of South Africa Limited	Johannesburg	2000
Spain	Deutsche Bank S.A.E.	Madrid	28020
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo	01
Republic of Srpska	UniCredit Bank d.d.	Sarajevo	71 000
Swaziland	Standard Bank Swaziland Limited	Mbabane	H101
Sweden	Skandinaviska Enskilda Banken AB (publ)	Stockholm	SE-106 40
Switzerland	UBS AG	Zurich	8098
Switzerland	Credit Suisse AG	Zurich	8070
Taiwan - R.O.C.	Deutsche Bank AG	Taipei	106
Taiwan - R.O.C.	Standard Chartered Bank (Taiwan) Limited	Taipei	105
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok	10500
Togo	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan Ivory Coast	01
Trinidad & Tobago	Republic Bank Limited	Port of Spain	Postal codes are not used in Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	Tunis Cedex	1080
Turkey	Citibank, A.S.	Levent Istanbul	34394
Uganda	Standard Chartered Bank Uganda Limited	Kampala	Postal codes are not used in Uganda
Ukraine	ING Bank Ukraine	Kiev	04070
United Arab Emirates - ADX	HSBC Bank Middle East Limited	Dubai	Postal codes are not used in the United Arab Emirates
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai	Postal codes are not used in the United Arab Emirates
United Arab Emirates - DIFC	HSBC Bank Middle East Limited	Dubai	Postal codes are not used in the United Arab Emirates
United Kingdom	State Street Bank and Trust Company	Edinburgh	EH5 2AW
United States	State Street Bank and Trust Company	Boston	02110
Uruguay	Banco Itaú Uruguay S.A.	Montevideo	11000
Venezuela	Citibank, N.A.	Caracas	1050
Vietnam	HSBC Bank (Vietnam) Limited	Ho Chi Minh City	Postal codes are not used in Vietnam
Zambia	Standard Chartered Bank Zambia Plc.	Lusaka	10101
Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare	Postal codes are not used in Zimbabwe